UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2024

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2024 (the “Effective Date”), AmeriServ Financial, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Driver Opportunity Partners I LP (“Driver Partners”) and a Cooperation and Settlement Agreement (the “Cooperation Agreement”) with Driver Partners and certain of its affiliates (collectively, “Driver”).

Stock Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to repurchase from Driver Partners 628,003 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a per share purchase price of $2.38 per share (the average closing sale prices, as reported on the Nasdaq Global Market, for the Common Stock for the five trading days ending on the day immediately preceding the Effective Date) or $1,494,647 in the aggregate.

Cooperation and Settlement Agreement

Pursuant to the Cooperation Agreement: (i) Driver Partners agreed to withdraw its notice of intent to nominate three director candidates for election at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) and present other shareholder proposals, submitted on January 31, 2024, and to cease all solicitation of proxies and other activities in connection with the 2024 Annual Meeting; (ii) each of the Driver Parties (as defined in the Cooperation Agreement) and the Company agreed, on behalf of themselves and their Representatives (as defined in the Cooperation Agreement), to mutual non-disparagement covenants; (iii) Driver Partners agreed to voluntarily dismiss with prejudice (a) an appeal with the United States Court of Appeals for the Third Circuit styled Driver Opportunity Partners I, LP v. J. Michael Adams, et. al, No. 24-1050, (b) its lawsuit filed in the United States District Court for the Western District of Pennsylvania (the “District Court”) styled Driver Opportunity Partners I, LP v. J. Michael Adams, et. al, No. 3:24-cv-00080, and (c) its lawsuit filed in District Court styled Driver Opportunity Partners I, LP v. AmeriServ Financial, Inc., No. 3:22-cv-237 (the “Books and Records Litigation”); (iv) the Company agreed to voluntarily dismiss with prejudice a counterclaim and a third-party complaint in the Books and Records Litigation; (v) Driver agreed that they shall not, and shall not permit any of their Representatives to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any third party to threaten, initiate or pursue any legal proceeding against the Company or any of its Representatives at any time in the future, subject to certain specified exceptions; (vi) the Company agreed that it shall not, and shall not permit any of its Representatives to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any third party to threaten, initiate or pursue any legal proceeding against Driver or any of their Representatives, subject to certain specified exceptions; (vii) each of Driver and the Company, on behalf of themselves and certain Affiliates (as defined in the Cooperation Agreement), granted the other a general release; (viii) Driver agreed to certain customary standstill provisions prohibiting it from, among other things, in perpetuity, (a) soliciting proxies, (b) acquiring the Company’s securities, (c) taking actions to change or influence the Company’s Board of Directors, management or the Company’s shareholders, and (d) exercising certain shareholder rights; and (ix) the Company agreed to pay Driver, in settlement of the litigation instituted by Driver Partners and in exchange for the general release by Driver, an amount equal to $1,762,659 (the “Settlement Amount”), which is to be paid within three business days following the date on which the filing by Driver of the dismissals of the litigation instituted by Driver Partners. Approximately 68% of the Settlement Amount will be covered by directors & officers liability insurance policies held by the Company.

Each of the Company and Driver has the right to terminate the Cooperation Agreement if the other party materially breaches the Cooperation Agreement and such breach is not cured within 15 days after notice thereof or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15 calendar day period.

The foregoing descriptions of the Purchase Agreement and the Cooperation Agreement (collectively, the “Documents”) do not purport to be complete and are qualified in their entirety by reference to the complete text of the Documents, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. This report is not intended to provide any other factual or financial information about the Company. The representations, warranties and covenants contained in the Documents were made only for purposes of those documents and as of specific dates; were solely for the benefit of the parties to the Documents, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 8.01	Other Events.

On June 14, 2024, the Company issued a press release announcing its entry into each of the Documents, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Stock Purchase Agreement, dated as of June 13, 2024, between AmeriServ Financial, Inc. and Driver Opportunity Partners I LP.
10.2	Cooperation and Settlement Agreement, dated as of June 13, 2024, by and among AmeriServ Financial, Inc., Driver Opportunity Partners I LP, Driver Management Company LLC, and J. Abbott R. Cooper.
99.1	Press release, dated June 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: June 14, 2024	By	/s/ Michael D. Lynch
Michael D. Lynch
EVP & CFO